Exhibit 5.1

RICHARDSON & PATEL
10900 Wilshire Blvd.
Suite 500
Los Angeles, California 90024

February 12, 2007

Chatsworth Data Solutions, Inc (fka Adera Mines Limited)
20710 LASSEN STREET
CHATSWORTH, CALIFORNIA 91311

Re:	Registration Statement on Form SB-2

Gentlemen:

We have acted as counsel to Chatsworth Data Solutions, Inc. (fka Adera Mines Limited), a Nevada corporation (the “Company”), in connection with the registration with the Securities and Exchange Commission (the “Commission”) on Form SB-2 of 31,521,430 shares of the Company’s common stock, par value $0.00001 (the “Shares”), 30,418,430 of which have been issued to certain selling stockholders and 1,103,000 shares of which may be issued upon the exercise of certain warrants. In connection with this registration, we have reviewed the proceedings of the Board of Directors of the Company relating to the registration and the issuance (or proposed issuance) of the Shares, the Company’s Certificate of Incorporation and all amendments thereto, the Bylaws of the Company and all amendments thereto, and such other documents and matters as we have deemed necessary to render the following opinion.

Based upon that review, it is our opinion that the Shares now issued, as well as the Shares that may be issued upon the exercise of the warrants, will be legally issued, fully paid, and non-assessable under Nevada law, including the statutory provisions, all applicable provisions of the Nevada Constitution and all reported judicial decisions interpreting those laws.

We hereby consent to the use of this opinion in the registration statement filed with the Commission in connection with the registration of the Shares and to reference to our firm under the heading “Legal Matters” in the registration statement and the prospectus included therein. In giving such consent, we do not consider that we are “experts” within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Commission issued thereunder, with respect to any part of the registration statement, including this opinion as an exhibit or otherwise.

/s/ RICHARDSON & PATEL LLP